Exhibit 99.1

Osmotica Pharmaceuticals plc Announces Conclusion of Strategic Process with Agreement for the Sale of Legacy Business to Alora Pharmaceuticals, LLC

June 25, 2021

Osmotica will receive a $110 million upfront cash payment, with the potential to receive up to $60 million in additional milestone payments

Alora will acquire manufacturing operations in Marietta, Georgia in addition to legacy products

Osmotica will retain the RVL Pharmaceuticals business focused on ophthalmology and aesthetics, led by its flagship product, UPNEEQ®

Osmotica will also retain arbaclofen extended-release (“ER”) tablets in development to treat Multiple Sclerosis (“MS”) spasticity

Conference call to be held at 8:30 a.m. ET

BRIDGEWATER, N.J., June 25, 2021 (GLOBE NEWSWIRE) -- Osmotica Pharmaceuticals, plc (Nasdaq: OSMT) (“Osmotica” or the “Company”), a fully integrated biopharmaceutical company, today announced that it has entered into a definitive Purchase and Sale Agreement with Alora Pharmaceuticals, LLC (“Alora”) pursuant to which Alora will acquire Osmotica’s portfolio of legacy products and its Marietta, Georgia manufacturing facility, for up to $170 million.

“Today’s announcement is a meaningful step in the transformation of our business and aligns with our strategy of building a portfolio of growth assets in ocular aesthetics,” said Brian Markison, CEO of Osmotica Pharmaceuticals. “The legacy business has been an important part of our evolution, and we would like to recognize the excellent performance of our employees as they have remained focused throughout this process. The proceeds generated by the sale will be used to retire a substantial portion of our outstanding indebtedness and position us to accelerate the commercialization efforts of our flagship product, UPNEEQ. Since the introduction of UPNEEQ, our confidence in the brand has continued to grow, and we believe that this is the right time to further focus on this tremendous asset.

“Alora Pharmaceuticals is an excellent home for our legacy business given its diverse portfolio and dedication to high-quality branded and generic products,” added Markison.

“Alora Pharmaceuticals is excited to welcome the Osmotica team to our growing company. This acquisition will immediately bolster our platform of generic and branded product lines and will contribute to the long-term growth of our contract research and development and manufacturing capabilities,” said Art Deas, CEO of Alora.

The Boards of Directors of both Osmotica and Alora have approved the transaction, which is expected to close in the third quarter of 2021.

Barclays Bank PLC and Jefferies LLC are acting as financial advisors, and Ropes & Gray LLP is acting as legal advisor to Osmotica. TAP Advisors is acting as exclusive financial advisor, and Nelson Mullins Riley & Scarborough LLP is acting as legal advisor to Alora on the transaction.

Conference Call

Osmotica Management will host a conference call as follows:

Date	Friday, June 25, 2021
Time	8:30 a.m. ET
Toll free (U.S.)	(866) 672-5029
International	(409) 217-8312
Conference ID	4979054
Webcast (live and replay)	www.osmotica.com under the “Investor & News” section

About Osmotica Pharmaceuticals

Osmotica Pharmaceuticals plc (Nasdaq: OSMT) is a fully integrated biopharmaceutical company focused on the development and commercialization of specialty products that target markets with underserved patient populations. RVL Pharmaceuticals, Inc. is the Company’s ophthalmic subsidiary supporting UPNEEQ®. Vertical Pharmaceuticals, LLC represents the Company’s diversified branded portfolio and Trigen Laboratories, LLC represents the Company’s non-promoted products, including complex generic formulations.

Osmotica has operations in the United States and Hungary.

About Alora Pharmaceuticals

Alora is a Specialty Pharmaceutical company located in Alpharetta, Georgia that develops, manufactures, and markets a growing portfolio of prescription products. Alora is the parent company for three distinct subsidiaries, Avion Pharmaceuticals, LLC, Acella Pharmaceuticals, LLC and Sovereign Pharmaceuticals. Avion Pharmaceuticals’ product expertise encompasses the spectrum of lifestyle needs across the life cycle of a woman from pregnancy through menopause and now progressing into new specialty therapeutic disease state categories. Acella Pharmaceuticals’ diverse portfolio helps patients with a variety of healthcare needs. Acella’s product line supports the areas of endocrinology, dermatology, urology, hematology, nutritional supplementation, and cough/cold. Finally, our growing manufacturing capabilities and expertise is provided by Sovereign Pharmaceuticals.

Forward Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the consummation of the transaction on the terms described herein, including the receipt of the upfront cash payment and the additional milestone payments; the use of proceeds from the sale of the Company’s legacy business to retire existing indebtedness and the acceleration of the Company’s commercial expansion of UPNEEQ; the Company’s strategy with respect to its portfolio of growth assets in ocular aesthetics; and the expected timing of the closing of the transaction. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following: the possibility than any of the various conditions to the consummation of the transaction are not satisfied; the parties may not satisfy their obligations under the Purchase and Sale Agreement or an event, change or other circumstance may arise that could give rise to the termination of the Purchase and Sale Agreement; the Company’s intended use of proceeds may change due to unforeseen factors; the closing of the transaction may not occur on the anticipated timeline, or at all, due to unforeseen factors; the Company’s ability to successfully develop or commercialize new products, or do so on a timely or cost effective basis; failures of or delays in clinical trials or other delays in obtaining regulatory approval or commencing product sales for new products; the impact of legal proceedings; the Company’s ability to service its substantial debt; the Company’s ability to raise additional capital; the impact of competition from both brand and generic companies; any interruption at the Company’s manufacturing facility, warehouses or at facilities operated by third parties that the Company relies on for its products; the Company’s dependence on our major customers; the Company’s ability to develop and maintain its sales capabilities; the impact of any litigation related to allegations of infringement of intellectual property; any changes to the coverage and reimbursement levels for its products by governmental authorities and other third-party payors as a result of healthcare reform or otherwise; the impact of any changes in the extensive governmental regulation that the Company faces; manufacturing or quality control issues that the Company may face; and other risks and uncertainties more fully described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings that the Company makes with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and the Company does not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Investor and Media Relations for Osmotica Pharmaceuticals plc

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com